Exhibit 10.36

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

CONFIDENTIAL SETTLEMENT AND RELEASE AGREEMENT
This Confidential Settlement and Release Agreement (“Agreement”) is entered into as of February 2, 2024 (the “Effective Date”) by and among Rhombus Energy Solutions, Inc., a BorgWarner Company (“Rhombus”) and Nuvve Holding Corporation (“Nuvve”). Rhombus and Nuvve may be collectively referred to as the “Parties” and individually referred to as a “Party.”
RECITALS
1.On or about October 15, 2020, Rhombus and Nuvve entered into a Technology Licensing Agreement. Thereafter, Nuvve submitted Purchase Orders to Rhombus for the development, manufacturing, delivery, and commissioning of bi-directional V2G charging technology and components, subject to Rhombus’s Terms and Conditions which have been produced by Nuvve as NUVVE000740-748 and by Rhombus as RES00000192-200 in this dispute (“Rhombus’ Terms and Conditions”).
2.On or about November 2, 2022, Rhombus submitted a Demand for Arbitration to JAMS against Nuvve, JAMS Case No. 52400000332 (the “Arbitration”).
3.In the Demand for Arbitration, Rhombus alleged a breach of contract by Nuvve, asserting a debt owed in the amount of at least $5,026,560 stemming from outstanding invoices related to Nuvve’s Purchase Orders [***], [***] and [***] (“Rhombus’ Allegations”).
4.On or about December 16, 2022, Nuvve responded to the Demand for Arbitration and asserted counterclaims against Rhombus alleging significant and on-going product failures and interoperability issues with Rhombus’s V2G technology that Rhombus failed to address. Nuvve asserted the following counterclaims: (1) Breach of Express Warranty, (2) Fraudulent Inducement (Misrepresentation), (3) Fraudulent Inducement (Concealment), (4) violations of California Business and Professional Code §17200, (5) Promissory Estoppel, and (6) Unjust Enrichment (“Nuvve’s Allegations”).
5.Rhombus’ Allegations and Nuvve’s Allegations are collectively referred to as the “Dispute”, with both parties denying the other’s allegations.
6.On December 8, 2023, the Parties attended a mediation with JAMS Mediator Michael J. Weaver, Esq. and continued their settlement discussions thereafter.
7.Without admitting any liability or wrongdoing, the Parties have now reached a settlement of the Dispute, and agree to fully and finally resolve the Dispute and all matters, debts, liabilities and responsibilities between them, as fully set forth in detail below.
NOW, THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
1.Parties’ Obligations:

1.1    Rhombus currently has (a) [***] ($457,584); (b) [***] ($[***]); (c) [***] ($[***]); (d) [***] ($[***]); and (e) [***] ($[***]) built per Nuvve’s Purchase Order No. [***], invoiced to Nuvve and stored at [***]. Rhombus has issued invoices to Nuvve for the above [***] totaling $5,049,000 (the “Outstanding Balance”). Instead of canceling and entering into new P.O.s, the Parties hereby amend and restate P.O. [***] as follows:

1.1.1 Nuvve will pay for the [***]totaling $457,584 within fifteen (15) calendar days from the Effective Date and Rhombus will release these chargers to Nuvve upon receipt of the payment;
1.1.2 Nuvve (a) will pay $2,400,000 for [***] (at $[***] per [***]) upon shipment with payments correlating to the amounts shipped due prior to shipment, (b) will purchase, at a minimum, an amount that will equate to 50% of the $2,400,000 within twelve (12) months from the Effective Date, and (c) will pay the balance of the $2,400,000, to the extent there is any, within twenty-four (24) months from the Effective Date;
1.1.3 Rhombus will [***] the [***] and [***] a [***] of $[***] to Nuvve against the [***];
1.1.4 Rhombus will [***] and [***] a [***] of $[***] to Nuvve against the [***];
1.1.5 Nuvve will [***] and [***] Rhombus $[***] and Rhombus will [***] and [***] a [***] of $[***] to Nuvve against the [***];
1.1.6 Rhombus will hold the above inventory for up to [***] months from the Effective Date, for Nuvve to draw down on the above. Upon request for shipment, Rhombus will issue an invoice for the requested amount of merchandise and Nuvve will pay the invoices prior to shipment; and
1.1.7 The amended and restated P.O. [***] shall supersede, terminate and replace any and all outstanding Purchase Orders between Nuvve and Rhombus in existence as of the Effective Date. The Parties hereby revoke the December 22, 2020 Ship In Place Agreement.

1.2.    [***] has also [***] ($[***]) to fulfill Nuvve’s P.O. [***], but these have not been [***] to [***] and are stored at [***]. Although these contain [***] specific to [***], [***] will [***] these and will not [***] them to [***] thereby [***] $[***] from P.O. [***].
1.3.    [***] will [***] ($[***]) and [***] ($[***]) which have been [***] by P.O. [***] and [***] secured, but have not been [***] or [***], thereby [***] $[***] from P.O. [***].
1.4.    [***] will work with [***] to convert the [***] (in [***]’s possession) to [***] at [***] expense, which may be completed upon request from time to time in [***]/[***] to fulfill orders and will be done at [***] of [***].
1.5.    All products will be delivered with certificate of conformity including with respect to downgrades.
1.6.    [***] will offer an additional [***] standard warranty starting from [***] for the [***] commissioned [***]. [***] will also offer the same [***] warranty from the [***] date for the [***] that are still [***], but this warranty shall start to run [***] from [***], whether or not [***] elects to [***] the [***] units. [***] may [***] the warranty to its [***] located in [***] in writing and in accordance with [***], at which point, the [***] can submit claims directly to [***] under [***] rather than through [***]. [***] agrees it will not [***] withhold consent to the warranty transfer. [***] will have [***] days to attempt [***] once a claim is [***]. If [***]’ [***] analysis determines that the claim is caused by [***] or [***]’ supplier(s) and [***] is not able to fix the problem within [***] days from [***] of the [***], [***] at its option may [***] the unit at issue (which will carry a [***]) or refund [***] the [***] paid for the unit, with no [***] or [***] by [***]. To the extent [***]’ [***] analysis is incomplete or indeterminate, the Parties will continue to work together in good faith to [***] address the issue until the [***] is [***], [***], [***] and/or [***], as applicable. [***] shall provide a [***] statement of its [***] determination to the [***] in each case and shall acknowledge receipt of warranty claims in [***] within [***]. However, if [***]’ [***] analysis determines that the claim is caused by [***] wholly unrelated to [***]’ or its [***]’ [***], [***], [***], [***] or [***], [***] will compensate [***] within [***] days from receipt of the [***] for [***] expenses evidenced by [***] or [***], spent by [***] and its [***] (to the extent compensated by [***]) in attempting to address the claim at [***] rate, not to exceed $[***] per [***] for [***] months from [***], and subject to a maximum of [***]% [***] rate increase thereafter, and excluding [***] or other [***] time. Upon execution of the Agreement by both Parties, [***] and [***] will [***] resume conducting [***] and [***] meetings, as part of their good faith efforts to resolve [***], and shall continue such meetings in good faith with respect to any [***] then covered by a [***] warranty unless both Parties agree otherwise.
1.7.    To the extent any conflict exists between the Agreement and any other agreement between the Parties, including Rhombus’ Terms and Conditions, the Parties agree the Agreement shall govern and control.
1.8.    [***] will work with [***] in good faith to perform [***] without a [***] for [***] months from [***], and subject to a maximum of [***]% [***] rate [***] thereafter.
1.9.    Parties will be responsible for their own legal fees and costs related to the Dispute, including those otherwise recoverable by the prevailing party under Rhombus’ Terms and Conditions (as defined above), except as provided in this Agreement.

[***] waives the [***] collectable on [***] under [***].

1.10.    Rhombus will notify JAMS that the Dispute has been resolved within [***] from the Effective Date of the Agreement and take any necessary action to effectuate a prompt dismissal of the Arbitration, including all demands and counterclaims asserted therein.

2.Release of Known and Unknown Claims
.
2.1    Rhombus’ Release. Upon execution of the Agreement, Rhombus and its affiliates, officers, directors, shareholders, predecessors, successors, representatives, assigns and agents, including BorgWarner, Inc. (collectively, the “Rhombus’ Releasing Parties”), hereby forever release, relieve and discharge Nuvve and each of Nuvve’s predecessors, successors, officers, directors, stockholders, agents, assigns and representatives, (collectively, the “Nuvve’s Released Parties”), from any and all injuries, losses, damages, liabilities, defenses, claims, acts, actions, causes of action, suits, debts, obligations, promises, demands, agreements, costs, or expenses (including, but not limited to, attorneys’ fees), of whatever nature of kind, known and unknown, fixed or contingent, whether based in law or in equity, that any Releasing Party ever had or has as of the Effective Date of this Agreement, or that anyone claiming through or under any Releasing Party may have or claim to have, which were raised or asserted or could have been raised or asserted by any one or more of the Releasing Parties against any one or more of the Released Parties arising out of or related to the Dispute at any time prior to the Effective Date of this Agreement. Rhombus’ Releasing Parties do not release Nuvve’s Released Parties from any injuries, losses, damages, liabilities, defenses, claims, acts, actions, causes of action, suits, debts, obligations, promises, demands, agreements, costs, or expenses (including, but not limited to, attorneys’ fees), of whatever nature of kind, known and unknown, fixed or contingent, that arise after the Effective Date of this Agreement.

2.2    Nuvve’s Release. Upon execution of this Agreement, Nuvve and its affiliates, officers, directors, shareholders, predecessors, successors, representatives, assigns and agents (collectively, the “Nuvve’s Releasing Parties”), hereby forever release, relieve and discharge Rhombus and each of Rhombus’ predecessors, successors, assigns, agents, officers, directors, current and prior shareholders, attorneys and representatives of Rhombus, including BorgWarner, Inc. (collectively, the “Rhombus’ Released Parties”), from any and all injuries, losses, damages, liabilities, defenses, claims, acts, actions, causes of action, suits, debts, obligations, promises, demands, agreements, costs, or expenses (including, but not limited to, attorneys’ fees), of whatever nature of kind, known and unknown, fixed or contingent, whether based in law or in equity, that any Releasing Party ever had or has as of the Effective Date of this Agreement, or that anyone claiming through or under any Releasing Party may have or claims to have, which were raised or asserted or could have been raised or asserted by any one or more of the Releasing Parties against any one or more of the Released Parties arising out of or related to the Dispute at any time prior to the Effective Date of this Agreement. Nuvve’s Releasing Parties do not release Rhombus’ Released Parties from any injuries, losses, damages, liabilities, defenses, claims, acts, actions, causes of action, suits, debts, obligations, promises, demands, agreements, costs, or expenses (including, but not limited to, attorneys’ fees), of whatever nature of kind, known and unknown, fixed or contingent, that arise after the Effective Date of this Agreement.

2.3.    The Parties acknowledge and agree that they have been informed of the provisions of Section 1542 of the Civil Code of the State of California, and do hereby expressly waive and relinquish all rights and benefits that they have or may have had under said section, which reads:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.

2.4.    The Parties understand and acknowledge the significance and consequences of such specific waiver of Section 1542, and hereby assume full responsibility for any injuries, damages, or losses it may incur as a result of the execution of this Agreement.

3.Representations and Warranties
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3.1.    Parties represent and warrant to each other that:

3.1.1.    In executing this Agreement, each Party has relied solely upon its own judgment, belief and knowledge, and upon the advice and recommendations of their own independently selected counsel and other experts;
3.1.2.    Each Party has received sufficient consideration for the provisions set forth in this Agreement and represents and warrants that no promise or inducement has been made or offered to such Party except as set forth in this Agreement;
3.1.3.    Each Party has carefully read and fully understands all of the provisions of this Agreement;

3.1.4.    Each individual signing this Agreement on behalf of any corporation represents and warrants that he/she has the right, power, legal capacity and authority to enter into and perform each of the obligations specified under this Agreement, and that no further approval or consent of any person, board of directors or entities is necessary for him/her to enter into and perform each of the obligations under this Agreement;
3.1.5    Each Party warrants that it is the true holder of all rights and remedies which it purports to grant or release, and that it has not assigned or transferred through subrogation or otherwise, any of these rights or remedies to any other individuals or entities, and no further approvals are required to be obtained from any persons or entities;
3.1.6    Such Party is duly authorized to enter into and perform its obligations under this Agreement;
3.1.7    This Agreement is binding upon such Party; and

3.1.8    As of the Effective Date, the Parties’ compromises and waivers related to the Dispute are irrevocable, perpetual and independent of any other obligation or covenant in this Agreement. These provisions will survive the breach or termination of any part of the Agreement. Furthermore, a breach related to this Agreement will not terminate the compromises and waivers stated herein and will instead serve as basis for an independent claim by the aggrieved party.
3.2    These representations and warranties shall survive the execution and performance of this Agreement.

4.Confidentiality
. The Parties agree that they shall not disclose to any third party the contents of this Agreement, any of the discussions or negotiations that led to this Agreement, or otherwise describe or characterize this Agreement to any non-parties to the Agreement, except to: their [***], [***] or [***], [***], or [***]; in response to a validly issued [***]; other [***] of the [***] as needed to process the Agreement; or as otherwise required by law. In conjunction with any permitted communication to a [***] entity, the Parties agree to specifically advise such individuals or entities to keep the applicable information, including, without limitation, the existence and terms of this Agreement, confidential. If disclosure is required by law of any information made confidential by this Section, notice of such disclosure shall be provided to the other Party in advance of the disclosure. The Parties agree that it is not a breach of this confidentiality clause for the Parties to state that the dispute “was resolved” and/or that “there will be no further claims or arbitration” arising from the issues involved in this Dispute. The Parties further agree to direct employees, officers, agents, shareholders and representatives with knowledge of this settlement to keep the terms of this Agreement strictly confidential, and to undertake [***] to prevent disclosure of the terms of this Agreement and to treat this Agreement as a confidential business record.
5    [***]. The Parties agree to instruct their [***] and [***] with knowledge of the settlement not to in any manner [***] the other Party, [***] or in [***], at [***] time in the future, or make any [***], [***], or [***], [***], or [***] to third parties about each other’s [***], [***], [***] or [***]. However, nothing in this section shall prohibit any person from making truthful statements when required by law, order of a court or other body having jurisdiction. The Parties agree that it is not a breach of this [***] clause for the Parties to [***] that the dispute “[***]” and/or that “[***]” arising from the [***] involved in [***].
6.    Further Assurances. Each Party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate and carry out the purpose of this Agreement. This includes [***]’s [***], within [***] days of [***]’s [***] under Section 1.1.1 herein, to release any and all of its [***] in existence as of [***] against [***] or its [***], including but not limited to terminating its [***] filed with [***] on or about [***].
7.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
8.    Dispute Resolution, Venue, Jurisdiction and Attorneys’ Fees. For purposes of venue and jurisdiction, this Agreement shall be deemed made and to be performed in the City of San Diego, State of California.
8.1.    Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or termination hereof or thereof, or whether the claims asserted are arbitrable, shall be referred to and finally determined by binding arbitration conducted by JAMS in accordance with its Comprehensive Arbitration Rules and Procedures (the “Rules”). The arbitration shall be heard by one arbitrator to be selected in accordance with the Rules, with venue in San Diego, California. Judgment upon any award rendered may be entered in any court having jurisdiction thereof. The Parties waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose of imposing a penalty from the other in any arbitration or judicial proceeding or other adjudication arising out of or with respect to this Agreement, or any breach hereof, including any claim that this Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void. The decision of the arbitrator shall be final and binding on all Parties. Notwithstanding anything to the contrary, if either party desires to seek injunctive or other provisional relief that does not involve the payment of money, then those claims shall be brought in a state or federal court located in San Diego, California, and the Parties hereby irrevocably and unconditionally consent to personal jurisdiction of such courts and venue in San Diego, California in any such action for injunctive relief or provisional relief.
8.2.    The prevailing Party as to any dispute(s) relating to this Agreement shall be entitled to recover from the other Party or Parties to this Agreement all reasonable costs, expenses and attorneys’ fees relating to the enforcement or interpretation of, or any litigation or arbitration relating to, this Agreement. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of reasonable attorneys’ fees and costs incurred in enforcing such judgment.
9.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document. The facsimile or electronic mail signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic mail copies hereof shall be deemed to constitute duplicate original counterparts.
10.    Interpretation. Whenever the context so requires in this Agreement, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word “person” shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate, or any other entity.

11.    Partial Invalidity. The provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or the application of such provision is essential to the Agreement.
12.    Modification in Writing. This Agreement may be modified only by an agreement in writing executed by the Parties to this Agreement against whom enforcement of such modification is sought.
13.    Successors-in-Interest and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the successors-in-interest and assigns of each Party to this Agreement. Nothing in this paragraph shall create any rights enforceable by any person not a Party to this Agreement, except for the rights of the successors-in-interest and assigns of each Party to this Agreement, unless such rights are expressly granted in this Agreement to other specifically identified persons.
14.    Prior Understandings. This Agreement contains the entire Agreement between the Parties to this Agreement with respect to the subject matter herein and supersedes all prior understandings, agreements, representations and warranties, if any, whether oral or written, express or implied, with respect to said subject matter.
15.    Waiver. Any waiver of a default under this Agreement must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any rights or remedies shall impair its right or remedy or be construed as a waiver. A consent to or approval of any act shall not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.
16.    Drafting Ambiguities. Each Party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting parties shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.
17.    Legal Counsel. Every Party is advised that it is entitled to be represented by counsel of its choice with respect to this Agreement and the transactions hereunder.
18.    Certification. The undersigned hereby certify that they have read and fully understand all provisions of this Agreement, including Civil Code Section 1542.
19.    Time of the Essence. The Parties recognize the importance of the times and dates set for performance and are relying on such dates. Accordingly, time is of the essence for all purposes of this Agreement and no date for performance may be extended or modified unless agreed to in writing by the other party.
20.    Tax Consequences. Each Party acknowledges that it is responsible for its own tax liability, if any, that may result from this Agreement, including but not limited to any tax obligations that may result.
21.    Notices. All notices or other communications required or permitted to be given to a party to this Agreement shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to such party at the address stated herein.

If to Rhombus, at : c/o Mark Angert, Esq. 401 B Street, Suite 1200, San Diego, California 92101, [***]
If to Nuvve, at : c/o Lucy R. Dollens and Josh B. Fleming, 135 North Pennsylvania Street, Suite 2400, Indianapolis, IN 46204, [***] and [***], with courtesy copies to [***]

IN WITNESS WHEREOF, the Parties have executed this Confidential Settlement and Release Agreement as of the Effective Date.

/s/ Deanne Davidson	/s/ Gregory Poilasne
Rhombus Energy Solutions, Inc.	Nuvve Holding Corporation
By: Deanne Davidson	By: Gregory Poilasne
Its: Multi-site Plant Manager	Its: Chief Executive Officer
Dated: 02/02/2024	Dated: February 2, 2024